NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the following securities issued by iShares Trust (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

iShares MSCI ACWI ex U.S. Consumer Discretionary ETF (AXDI)

iShares MSCI ACWI ex U.S. Consumer Staples ETF (AXSL)

iShares MSCI ACWI ex U.S. Energy ETF (AXEN)

iShares MSCI ACWI ex U.S. Healthcare ETF (AXHE)

iShares MSCI ACWI ex U.S. Industrials ETF (AXID)

iShares MSCI ACWI ex U.S. Information Technology ETF (AXIT)

iShares MSCI ACWI ex U.S. Materials ETF (AXMT)

iShares MSCI ACWI ex U.S. Telecommunication Services ETF (AXTE)

iShares MSCI ACWI ex U.S. Utilities ETF (AXUT)

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that, on April 1, 2014, the issuer liquidated the securities listed above at rates of $82.360795, $76.473002, $53.115579, $84.733015, $66.498423, $66.259945, $48.748310, $60.900111,
and $45.884773 per unit, respectively. Accordingly, trading in each of the issues above was suspended before the opening on March 26, 2014.